Exhibit 99.1

               AmNet Mortgage, Inc. Reports Third Quarter Results

    SAN DIEGO--(BUSINESS WIRE)--Nov. 15, 2005--AmNet Mortgage, Inc. (NASDAQ:AMNT), the parent company of American Mortgage Network
(AmNet), a wholesale nationwide mortgage bank, today reported third quarter results, highlights of which included:

    -- Third quarter 2005 consolidated net income was $1.9 million, or $0.23 per diluted share, compared to a consolidated net loss of $985 thousand, or $0.13 per diluted share, during the third quarter of 2004.

    -- The Company reported total revenue, net of derivative financial instruments, of $56.0 million for the third quarter of 2005. As discussed in the Company's third quarter 10-Q filed yesterday and second quarter earnings press release, timing differences routinely occur between the recognition of hedge gains and losses and associated changes in the fair value of loans held for sale. The third quarter was impacted by increases in fair value that were not recognized in the second quarter of 2005 of approximately $2.3 million on a pre-tax basis;

    -- Mortgage loans funded through AmNet were $4.5 billion in the third quarter of 2005, an increase of 119%, compared to $2.1 billion in the third quarter of 2004; and

    -- Higher margin loans made up 41% of the Company's origination volume as compared to 32% in the third quarter of 2004.

    Consolidated Results

    AmNet Mortgage, Inc. reported consolidated pretax income was $3.3 million and consolidated net income of $1.9 million, or $0.23 per diluted share, for the third quarter of 2005, compared to a consolidated pretax loss of $1.7 million and a consolidated net loss of $985 thousand, or $0.13 per diluted share, in the third quarter of 2004. Consolidated net income for the nine months ended September 30, 2005 was $785 thousand or $0.10 per diluted share compared to a consolidated net loss of $6.5 million or $0.84 per diluted share in 2004.
    Because the Company does not employ hedge accounting under FAS 133, positive timing differences between the recognition of hedge gains and losses and associated increases in the fair value of loans held for sale at the end of the second quarter had a positive impact on reported gain on sale revenues in the third quarter. The positive impact on the third quarter amounted to approximately $2.3 million on a pre-tax basis.
    AmNet funded $4.5 billion in home loans during the third quarter of 2005, compared to $2.1 billion during the third quarter of 2004, an increase of 119%. In the third quarter of 2005, higher margin loans, including Alt-A, subprime, HELOC and second mortgages, made up 41% of the Company's origination volume as compared to 32% in the third quarter of 2004. Mortgage loans funded through AmNet were $10.9 billion for the first nine months of 2005, compared to $6.5 billion for the first nine months of 2004, an increase of 68%.

    Proposed Merger with Wachovia Bank, N. A.

    Also, during the third quarter, a definitive agreement was signed on September 13, 2005 under which Wachovia Bank, National Association, a national banking association organized under the laws of the United States of America ("Wachovia") will acquire AmNet Mortgage, Inc. ("AmNet") for a purchase price of $10.30 per share in cash. The approximate total value of the transaction (on a fully diluted basis) is $83 million. AmNet's Board of Directors, with the unanimous recommendation of a special committee comprised of independent directors, has approved the proposed merger and is recommending that the Company's stockholders vote to approve it. The merger is conditioned on stockholder approval and other customary conditions described in the definitive proxy statement dated November 7, 2005 related to the special stockholder meeting scheduled for December 8, 2005.

    About AmNet Mortgage, Inc.

    AmNet Mortgage Inc. is the parent company of American Mortgage Network. For more information, please visit www.amnetmortgageinc.com.

    About American Mortgage Network

    Headquartered in San Diego, California, AmNet is a wholly owned subsidiary of AmNet Mortgage, Inc. AmNet originates loans for the national mortgage broker community through its network of branches and business-to-business over the Internet. AmNet has loan production offices in Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Kansas, Minnesota, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Rhode Island, Utah, Virginia and Washington. AmNet has a total of $2.2 billion in warehouse borrowing capacity and is approved to do business in 50 states and the District of Columbia either by license or exemption. For more information, please visit www.amnetmortgage.com.

    Forward-Looking Statement

    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by any forward-looking statements due to a number of other factors, including but not limited to: the level of interest rates generally; economic conditions generally; the size of the national mortgage market; the stability of the entire mortgage secondary market; the future correlation of volatility in forward mortgage sale instruments to the Company's loan lock commitments; interest rate volatility; the ability to retain and renew warehouse lending facilities for the funding of all of the Company's mortgage loans; the Company's liquidity position; the availability of qualified mortgage professionals; the Company's ability to attract and retain qualified mortgage professionals; and other risk factors outlined in the Company's SEC reports.

    Caution Required by Certain Securities and Exchange Commission
Rules

    In connection with the proposed merger, AmNet Mortgage, Inc. has filed a definitive proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain a free copy of the definitive proxy statement and other documents filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the definitive proxy statement and other documents filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission may also be obtained from AmNet Mortgage, Inc. by directing a request to Investor Relations, AmNet Mortgage 10421 Wateridge Circle, Suite 250 San Diego, CA, 92121. (email address: IR@amnetmortgageinc.com).
    AmNet Mortgage, Inc. and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from AmNet Mortgage, Inc.'s stockholders in favor of the proposed merger. Information regarding the identity of these persons is set forth in a Schedule 14A filed by AmNet Mortgage with the Securities and Exchange Commission on July 6, 2005 relating to AmNet Mortgage, Inc.'s 2005 annual meeting of stockholders and a Form 10-K/A filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission on July 6, 2005 both of which are available free of charge from the Securities and Exchange Commission or from AmNet Mortgage, Inc. as indicated above. Information regarding the interests of these persons in the solicitation is specifically set forth in the proxy statement concerning the proposed merger that has been filed by AmNet Mortgage, Inc. with the Securities and Exchange Commission, which is available, free of charge from the Securities and Exchange Commission or from AmNet Mortgage, Inc. as indicated above.


                         AMNET MORTGAGE, INC.
                              (unaudited)


                          Three       Three        Nine        Nine
                          Months      Months      Months      Months
                          Ended       Ended       Ended       Ended
                        9/30/2005   9/30/2004   9/30/2005   9/30/2004
Income Statement        ---------   ---------   ---------   ---------
----------------

Revenues
Gain on sales of
 loans                 $   30,070  $   24,198  $   80,978  $   42,037
                        ----------  ----------  ----------  ----------
Derivative financial
 instruments:
  Forward sales of
   mortgage backed
   securities (MBS)
   and options on MBS       9,610      (7,793)      1,245      (2,423)
  Market adjustment
   on loan commitment
   pipeline                (6,197)     (3,753)     (4,558)       (520)
                        ----------  ----------  ----------  ----------
      Total derivative
       financial
       instruments          3,413     (11,546)     (3,313)     (2,943)
                        ----------  ----------  ----------  ----------
      Gain on sales of
       loans, net of
       derivative
       financial
       instruments         33,483      12,652      77,665      39,094
Interest on mortgage
 assets                    22,397       8,227      47,837      24,437
Other income                  147         281         599       1,010
                        ----------  ----------  ----------  ----------
      Total revenue,
       net of
       derivative
       financial
       instruments         56,027      21,160     126,101      64,541
                        ----------  ----------  ----------  ----------

Expenses
Employee compensation
 and benefits              24,387      12,752      62,917      38,994
Interest expense           18,702       4,420      37,450      12,414
Valuation
  adjustment-bond
  collateral held for
  sale                          -        (437)          -        (406)
Operating expenses          9,637       6,093      24,339      24,318
                        ----------  ----------  ----------  ----------
      Total expenses       52,726      22,828     124,706      75,320
                        ----------  ----------  ----------  ----------

Income (loss) before
 income taxes          $    3,301  $   (1,668) $    1,395  $  (10,779)

Provision for income
 tax expense (benefit)      1,451        (683)        610      (4,328)
      Consolidated
       Net Income
       (loss)          $    1,850  $     (985) $      785  $   (6,451)
Per Share Data
--------------
Weighted average
 common shares
 outstanding            7,209,984   7,364,244   7,334,206   7,716,079
Consolidated income
 (loss) per share
 basic                 $     0.26  $    (0.13) $     0.11  $    (0.84)
Consolidated income
 (loss) per share
 diluted               $     0.23  $    (0.13) $     0.10  $    (0.84)


Loan Origination and
 Sale Data
--------------------
Total mortgage loans
 funded in period ($
 millions)             $    4,542  $    2,075  $   10,944  $    6,512
Number of loans funded     23,227      12,164      56,802      37,400
Total mortgage loans
 sold in period ($
 millions)             $    4,154  $    2,147  $   10,282  $    6,399

Percentage of mortgage
 loans funded in
 period by type
 (based on $ funded):
   Conventional
    conforming               36.8%       45.7%       36.6%       52.9%
   Alt-A                     32.0%       27.4%       31.6%       15.8%
   Jumbo/Non conforming      19.5%       15.5%       20.3%       18.3%
   Government                 2.9%        6.9%        3.6%       10.0%
   Second/HELOC               5.6%        4.0%        5.5%        2.7%
   Subprime                   3.2%        0.5%        2.4%        0.2%
                            100.0%      100.0%      100.0%      100.0%

Balance Sheet Data
------------------
Cash and cash
 equivalents           $   21,663  $   46,133  $   21,663  $   46,133
Restricted cash             3,100       2,100       3,100       2,100

Bond collateral,
 mortgage loans, net,
 held for sale (lower
 of cost or market)             -           -           -           -

Bond collateral
 mortgage loans and
 real estate owned,
 net of reserves, held
 for investment            11,105      17,197      11,105      17,197

Mortgage loans held
 for sale, net,
 pledged (lower of
 cost or market)                -     394,368           -     394,368

Accounts receivable-
 mortgage loans
 sold/funded               30,369       8,855      30,369       8,855

Total assets              822,141     484,451     822,141     484,451

Short-term debt           710,951     380,751     710,951     380,751

Short-term debt
 related to bond
 collateral held for
 sale                           -           -           -           -

Long-term debt, net         9,317      15,869       9,317      15,869

Total stockholders'
 equity                $   78,631  $   77,049  $   78,631  $   77,049

Book value per
 outstanding share
 basic                 $    10.51  $    10.54  $    10.51  $    10.54
Book value per
 outstanding share
 diluted               $     9.35  $     9.61  $     9.35  $     9.61

Debt to equity ratio        9.2:1       5.1:1       9.2:1       5.1:1

($ in thousands, except per share data and as noted)




    CONTACT: Investor and Analyst Relations Contacts:
             AmNet Mortgage, Inc.
             Judith Berry, 858-909-1230
             jberry@amnetmortgage.com
             or
             Clay Strittmatter, 858-909-1340
             cstrittmatter@amnetmortgage.com
             or
             Media Relations Contacts:
             AmNet Mortgage, Inc.
             Kasey Emmel, 858-909-1335
             kemmel@amnetmortgage.com
             or
             Forti Communications Inc.
             Corinne Forti, 805-498-0113
             cforti@amnetmortgage.com
             forticomm@aol.com